Exhibit 4.18

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), effective as of September 6, 2005 (the “Effective Date”), is by and among Gastar Exploration Ltd., an Alberta corporation (the “Company”), HFTP Investment L.L.C., Gaia Offshore Master Fund, Ltd., Leonardo, L.P., Wayland Recovery Fund, LLC, Wayzata Recovery Fund, LLC, Cyrus Opportunities Fund, L.P., Cyrus Opportunities Fund II, L.P. (individually, a “Buyer” and, collectively, the “Buyers”). Capitalized terms used in this Amendment but not defined herein have the meaning set forth in the SPA (as defined below)

WHEREAS, the Company and the Buyers entered into that certain Securities Purchase Agreement (the “SPA”), dated as of June 16, 2005, in which the Company sold to the Buyers the Initial Notes and the Initial Shares;

WHEREAS, pursuant to the terms of this Amendment, the Company and the Buyers desire to amend the SPA to correct an ambiguity related to the timing of notice of Additional Closing Dates;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the SPA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to SPA. The first sentence of Section 1(e)(iv) of the SPA is hereby amended and restated in its entirety to read as follows (and all other portions of Section 1(e)(iv) shall remain as currently drafted and unaffected by this Amendment):

(iv) At least 15 Business Days prior to an Initial Delivery Date (after the Initial Closing Date) or Additional Delivery Date (other than an Additional Delivery Date as an Additional Closing Date), the Company shall deliver to each Buyer a written notice via facsimile setting forth the Delivery Date and the Trading Days that shall comprise the Pricing Period as of such Delivery Date.

2. No Additional Sale Election Notice. This Amendment shall in no way be construed as an Additional Sale Election Notice.

3. Ratification and Confirmation of SPA. The Company hereby adopts, ratifies and confirms the SPA, as amended hereby, and acknowledges and agrees that the SPA, as amended hereby, is and remains in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Buyer under the SPA or the other Transaction Documents, nor constitute an amendment or waiver of any other provision of the Transaction Documents. All references to the SPA in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the SPA as modified by this Amendment.

4. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5. Entire Agreement. The SPA, as amended by this Amendment, supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein.

6. Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

7. Successors. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the Company and the Buyers have executed this Amendment as of the Effective Date.

The Company:

GASTAR EXPLORATION LTD.

By:	/s/ J. Russell Porter
J. Russell Porter,
President and Chief Executive Officer

Buyers:

HFTP INVESTMENT L.L.C.

By:	Promethean Asset Management L.L.C., its Investment Manager

	By:	/s/ Robert J. Brantman
	Name:	Robert J. Brantman
	Title:	Partner and Authorized Signatory

GAIA OFFSHORE MASTER FUND, LTD.

By:	Promethean Asset Management L.L.C., its Investment Manager

	By:	/s/ Robert J. Brantman
	Name:	Robert J. Brantman
	Title:	Partner and Authorized Signatory

LEONARDO, L.P.

By:	Leonardo Capital Management, Inc., its general partner

By:	Angelo, Gordon & Co., L.P., its director

	By:	/s/ Joseph R. Weskselblatt
	Name:	Joseph R. Weskselblatt
	Title:	Authorized Signatory

WAYLAND RECOVERY FUND, LLC

By:	Wayzata Investment Partners LLC, its Manager

	By:	/s/ Joseph M. Delgnan
	Name:	Joseph M. Delgnan
	Title:	Authorized Signatory

WAYZATA RECOVERY FUND, LLC

By:	Wayzata Investment Partners LLC, its Manager

	By:	/s/ Joseph M. Delgnan
	Name:	Joseph M. Delgnan
	Title:	Authorized Signatory

CYRUS OPPORTUNITIES FUND, L.P.

By:	Cyrus Capital Partners, L.P., its investment manager

By:	Cyrus Capital Partners GP, LLC, its general partner

	By:	/s/ Robert A. Nisi
	Name:	Robert A. Nisi
	Title:	General Counsel, Partner

CYRUS OPPORTUNITIES FUND II, L.P.

By:	Cyrus Capital Partners, L.P., its investment manager

By:	Cyrus Capital Partners GP, LLC, its general partner

	By:	/s/ Robert A. Nisi
	Name:	Robert A. Nisi
	Title:	General Counsel, Partner

4